Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Envirokare Tech, Inc. (the "Company") for the period ended June 30, 2008, as filed with the Securities and Exchange Commission, I, George E. Kazantzis, President and Chief Operating Officer (president, principal executive officer and principal financial officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

That the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 12th day of August, 2008.

/s/ George E. Kazantzis
Name: George E. Kazantzis
Title: President and Chief Operating Officer